UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR	97035
(Address of principal executive offices)	(Zip Code)

(503) 684-7000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

2013 Bonus Program

On October 31, 2012 the Compensation Committee adopted and approved the 2013 Executive Officer Bonus Program, pursuant to which the Company’s executive officers may earn bonuses based on Company financial performance and achievement of personal performance goals, during fiscal 2013. Payout of bonuses based on Company financial performance is contingent upon the Company achieving threshold levels of performance against its adjusted EBITDA goal.

For named executive officers William A. Furman, Mark J. Rittenbaum and Martin R. Baker, each of whom hold a corporate position, 75% of the bonus opportunity is linked to Company financial performance based on achievement of the Company’s corporate-level adjusted EBITDA goals and 25% is based on achievement of corporate-level working capital goals. For named executive officers Alejandro Centurion, President of Greenbrier Manufacturing Operations (“GMO”) and Timothy A. Stuckey, President of Greenbrier Rail Services (“GRS”), 30% of the bonus opportunity is linked to Company financial performance based on achievement of the Company’s corporate-level adjusted EBITDA goals, 45% is based on achievement of pre-tax earnings performance goals at the GMO or GRS business unit level, respectively, and 25% is based on achievement of working capital goals at the GMO or GRS business unit level, respectively.

Potential bonus payments are established for each executive officer at different percentages of base salary, depending on the achievement of threshold, target or stretch performance against the financial performance goals described above. The target, threshold and stretch bonus amounts for each of the Company’s named executive officers, as a percentage of base salary, are as follows:

Named Executive Officer	Threshold	Target	Stretch
Mr. Furman	60%	100%	200%
Mr. Centurion	48%	80%	160%
Mr. Rittenbaum	42%	70%	140%
Mr. Stuckey	42%	70%	140%
Mr. Baker	33%	55%	110%

The Company sets aggressive performance targets to encourage high performance from its executive officers, but also acknowledges that the Company’s financial performance can be significantly affected by geopolitical events and economic forces beyond the Company’s control. Accordingly, the threshold level of adjusted EBITDA is variable and may decrease at pre-determined intervals if the industry-wide level of new rail car deliveries as reported from October 1, 2012 through September 30, 2013 falls below current industry forecasts provided by third party industry organizations. In the event the threshold level of adjusted EBITDA is so reduced, the potential bonus amounts payable at threshold would be reduced proportionately from 60% of target to 30% of target at the lowest payout level.

Bonus amounts will be interpolated for performance between the threshold, target and stretch levels.

Each executive officer, including the named executive officers, will also have the opportunity to earn an additional amount of up to 25% of his target bonus amount (before personal goal bonus amounts), based upon achievement of personal goals. Payout of bonuses based on achievement of personal goals is not contingent upon the Company achieving the threshold level of adjusted EBITDA goal. The personal goals for the named executive officers are in the general categories of: corporate governance, succession planning, human resources goals, implementation of profit and/or strategic improvement initiatives, implementation of manufacturing operations efficiencies and capacity, workplace safety, product quality initiatives, product development, tax planning, and financial management.

For new participants in the 2013 Executive Officer Bonus Program with less than a full year of service (if any), the bonus award for fiscal 2013 (if any) will be prorated based on actual earnings. Participants who voluntarily resign prior to the date bonuses are paid will not be eligible to receive a bonus award for fiscal 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: November 6, 2012	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

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